UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date	of report (Date of earliest event reported) October 12, 2006

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2006, ScanSource, Inc. (the “Company”) entered into a new employment agreement with Jeffery A. Bryson, Vice President of Administration and Investor Relations, effective October 12, 2006 and extending to June 30, 2008. This agreement contains substantially the same terms as Mr. Bryson’s former employment agreement dated September 30, 2004, as amended.

Mr. Bryson’s employment agreement provides for, among other things, a base salary of $200,000 per year plus variable incentive compensation based on consolidated operating income and return on invested capital.

If: (1) Mr. Bryson’s employment is terminated by the Company other than for cause or disability during the period of his employment agreement, (2) Mr. Bryson terminates his employment for good reason during the period of his employment agreement, (3) Mr. Bryson’s employment is terminated by the Company other than for cause or disability within 60 days of June 30, 2008, or (4) Mr. Bryson’s employment is terminated within 12 months after, or otherwise in contemplation of, a change in control of the Company, and not for cause or disability, then he will receive a severance package which includes, among other things, a lump sum payment in cash of the sum of his salary earned through the date of termination (to the extent not already paid) and unpaid incentive compensation earned to the date of termination, plus an amount equal to the highest combined annual salary and incentive compensation earned by Mr. Bryson from the Company, including any such amounts earned but deferred, in the last three calendar years prior to the date of termination. Mr. Bryson’s receipt of these benefits will be subject to his execution of a release of claims in the form customarily used by the Company upon termination of the employment of a senior executive officer.

Mr. Bryson has agreed in his employment agreement not to disclose or use confidential information or to compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of two years following the termination of his employment.

The foregoing does not constitute a complete summary of the terms of Mr. Bryson’s employment agreement and reference is made to the complete text of the agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 – Employment Agreement between ScanSource, Inc. and Jeffery A. Bryson dated October 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: October 17, 2006	By:	/s/ Richard P. Cleys
Name: Richard P. Cleys Its: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-10.1	Employment Agreement between ScanSource, Inc. and Jeffery A. Bryson dated October 12, 2006